WNC HOUSING TAX CREDIT FUND VI, L.P., Series 13
(the “Partnership”)
17782 Sky Park Circle
Irvine, CA  92614
1-714-662-5565, ext. 600

Dear Limited Partners (“Limited Partners”) of the Partnership:

We are about midway through the period for Limited Partners to submit their consent to approve or disapprove an amendment to the Partnership’s limited partnership agreement to permit the sale of the Partnership’s interest in two local limited partnership interests on terms not currently permitted (the “Proposal”), as outlined in the Consent Solicitation Statement and accompanying information dated April 15, 2010. YOUR VOTE IS VERY IMPORTANT. FAILURE TO VOTE YOUR CONSENT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE SALE. All Consent Cards must be received by 5:00 p.m. Pacific Time on June 14, 2010, unless that date is extended by the General Partner. For your convenience we have enclosed another copy of the Consent Card regarding the Proposal. If you have not already done so, please vote by either faxing your Consent Card to WNC Investor Services at 1-714-708-8498, or mail your Consent Card to WNC Investor Services, 17782 Sky Park Circle, Irvine, CA  92614.

For a complete set of voting instructions please see the “Voting Rights and Procedures” section of the Consent Solicitation Statement, which was first sent to you on or about April 15, 2010, or call WNC Investor Services at 1-714-662-5565, ext. 600. All Consent Cards must be received by 5:00 p.m. Pacific Time on June 14, 2010, unless that date is extended by the General Partner.

The General Partner recommends for the Proposal. The General Partner makes this recommendation for reasons explained in further detail in the Consent Solicitation Statement.

For a complete description of the Proposal and reasons for our recommendation in favor of the Proposal, please see the Consent Solicitation Statement dated April 15, 2010, filed as a definitive proxy statement with the Securities and Exchange Commission. The Consent Solicitation Statement may be accessed through the SEC’s website at http://www.sec.gov, and is available in paper form to Limited Partners without charge upon written request to WNC Investor Services, 17782 Sky Park Circle, Irvine, CA  92614, or by calling WNC Investor Services, at 1-714-662-5565, ext. 600. In addition, if you have any questions or require assistance in completing or submitting your Consent Card, please call WNC Investor Services, at 1-714-662-5565, ext. 600.

Sincerely,
WNC National Partners, LLC
General Partner

17782 Sky Park Circle • Irvine, CA 92614-6404 • Phone 714/662 5565 • Fax 714/708 8498

<<SORT NAME>>

ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS

Please mark one box below and return to the address below by June 14, 2010

This Written Consent is solicited on behalf of the Partnership and the General Partner.

The undersigned, as record holder of ________ units of limited partnership interest in WNC Housing Tax Credit Fund VI, L.P., Series 13 (the “Partnership”), hereby acknowledges receipt of the Consent Solicitation Statement dated April 15, 2010 and hereby votes all the units of limited partnership interest in the Partnership held by him, her or it as follows:

Proposal. For the purposes and with the effects described in the Consent Solicitation Statement dated April 15, 2010, the General Partner proposes to amend the Partnership Agreement by adding Section 5.2.6 thereto to read as follows:

“The provisions of Section 5.3.2(vi) shall be inapplicable to the sale of the Local Limited Partnership Interests in Fernwood Meadows Limited Partnership and Sierra’s Run Limited Partnership, and the General Partner shall be permitted to sell such Local Limited Partnership Interests to an Affiliate of the General Partner, provided that the combined net proceeds to the Partnership from such sales is an amount at least equal to $2,829,427.”

MARK ONLY ONE BOX

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

This Written Consent, when properly executed and returned to the Partnership, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: __________________	____________________________
Signature
____________________________
Signature (if held jointly)

Return in the enclosed self-address stamped envelope or fax to:

Attention: Christina Nguyen
WNC & Associates, Inc.
17782 Sky Park Circle
Irvine, CA 92614
Ph: 714-662-5565 ext. 600
Fax: 714-708-8498